                                                                   EXHIBIT 11.2

                             WESTFIELD AMERICA, INC.

                        COMPUTATION OF PER SHARE EARNINGS

                  FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999

                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                                                Weighted
                                                                                                                Average
                                                                                              Days               Shares
                                                                                           Outstanding        Outstanding
                                                                                          --------------     ---------------
Average share price for three months ended
  September 30, 1999 (1)                                                      $14.95

BASIC

COMMON SHARES OUTSTANDING:
As of July 1, 1999                                         73,345                                    92              73,345
Issued on September 17, 1999                                    1                                    13                   -
                                                                                                             ---------------
                                                                                                                     73,345

Net income                                                                                                          $13,556
Less dividends on preferred shares:
   Series A                                                                   $2,128
   Series B                                                                      653
   Series C                                                                    1,594
   Series C-1                                                                    531
   Series C-2                                                                    531
   Series D                                                                    2,657
   Series D-1                                                                    531
   Series E                                                                      934                                 (9,559)
                                                                      ---------------                        ---------------

Net income allocable to common shares                                                                                $3,997
                                                                                                             ===============

Basic earnings per share amount                                                                                       $0.05
                                                                                                             ===============
DILUTED

Common shares outstanding:                                                                                           73,345

1996 Warrants:
As of July 1, 1999                                          6,246
Series A Preferred Shares                                  (5,871)
                                                   ---------------
   Excess 1996 Warrants (a)                                   375
                                                   ---------------
Per Share Price
   Average Market Price (b)                                                   $14.95
   Exercise Price (c)                                                         $16.01
Common equivalent shares ((b-c)/a)*b                                                                 92                   0

1997 Warrants:
As of July 1, 1999                                          2,090
Series B Preferred Shares                                  (1,800)
                                                   ---------------
   Excess 1997 Warrants (d)                                   290
                                                   ---------------
Per Share Price
   Average Market Price (b)                                                   $14.95
   Exercise Price (e)                                                         $15.00
Common equivalent shares ((b-e)/d)*b                                                                 92                   0

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                  COMPUTATION OF PER SHARE EARNINGS (CONTINUED)

                  FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999

                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                                                  WEIGHTED
                                                                                                                   AVERAGE
                                                                                                DAYS               SHARES
                                                                                             OUTSTANDING         OUTSTANDING
                                                                                            --------------     ---------------
1998 SUBSCRIPTION AGREEMENT:
Subscription agreement amount                            A$ 465,000
Exchange Rate at September 30, 1999                         $0.6520          $ 303,180(g)
Per Share Price
   Average Market Price (b)                                                     $14.95
Common equivalent shares (g*.05)/(b*.95)                                         1,068                 92               1,068
                                                                                                               ---------------
Weighted average common and common equivalent shares                                                                   74,413
                                                                                                               ===============

Net income                                                                                                            $13,556
Less net income allocable to preferred shares                                                                         (9,559)
                                                                                                               ---------------
Net income allocable to common shares                                                                                  $3,997
                                                                                                               ===============
Diluted earnings per share amount                                                                                       $0.05
                                                                                                               ===============

Note - The Company's preferred shares were not included in the earnings per share calculation as their effect is antidilutive.

  (1) The share price used for the EPS calculation is based on the average daily closing market price of the Company's common stock as reported by the New York Stock Exchange.